Exhibit 24.1
POWER OF ATTORNEY
KNOW ALL MEN BY THESE PRESENTS, that the undersigned directors and officers of Assured Guaranty Ltd. (the “Company”) hereby constitute and appoint Dominic J. Frederico, Benjamin G. Rosenblum, Robert A. Bailenson and Ling Chow, and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and re-substitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign a registration statement (the “Registration Statement”) to effect the registration under the Securities Act of 1933, as amended (the “Act”), of common shares, preferred shares, depositary shares, debt securities, warrants and other securities of the Company and all amendments (including post-effective amendments) to such Registration Statement and any registration statement relating to the offering covered by such registration statement and filed pursuant to Rule 462(b) under the Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their, his or her substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date

/s/ Dominic J. Frederico	President and Chief Executive Officer (Principal Executive Officer); Director	May 26, 2026
Dominic J. Frederico

/s/ Benjamin G. Rosenblum	Chief Financial Officer (Principal Financial Officer)	May 26, 2026
Benjamin G. Rosenblum

/s/ Laura Bieling	Chief Accounting Officer (Principal Accounting Officer)	May 26, 2026
Laura Bieling

/s/ Mark C. Batten	Director	May 26, 2026
Mark C. Batten

/s/ Francisco L. Borges	Director	May 26, 2026
Francisco L. Borges

/s/ Bonnie L. Howard	Director	May 26, 2026
Bonnie L. Howard

/s/ Thomas W. Jones	Director	May 26, 2026
Thomas W. Jones

/s/ Alan J. Kreczko	Director	May 26, 2026
Alan J. Kreczko

/s/ Yukiko Omura	Director	May 26, 2026
Yukiko Omura

/s/ Lorin P.T. Radtke	Director	May 26, 2026
Lorin P.T. Radtke

/s/ Courtney C. Shea	Director	May 26, 2026
Courtney C. Shea

/s/ Antonio Ursano, Jr.	Director	May 26, 2026
Antonio Ursano, Jr.